UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2021

Royalty Pharma plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Pursuant to the previously announced pricing of $600,000,000 aggregate principal amount of 2.150% Senior Notes due 2031 (the “2031 Notes”) and $700,000,000 aggregate principal amount of 3.350% Senior Notes due 2051 (the “2051 Notes” and, together with the 2031 Notes, the “Notes”) to be issued by Royalty Pharma plc (the “Issuer”), on July 26, 2021, the Issuer, Royalty Pharma Holdings Ltd. (the “Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the Indenture dated as of September 2, 2020 (the “Base Indenture” and together with the Second Supplemental Indenture, the “Indenture”), providing for the issuance of the Notes. The Notes will be guaranteed on a senior unsecured basis by the Guarantor.

The 2031 Notes will bear interest at a fixed rate of 2.150% per annum, and interest will be payable on March 2 and September 2 of each year, beginning March 2, 2022, until the maturity date of September 2, 2031. The 2051 Notes will bear interest at a fixed rate of 3.350% per annum, and interest will be payable on March 2 and September 2 of each year, beginning March 2, 2022, until the maturity date of September 2, 2051. The Issuer may redeem the Notes at such times and at the redemption prices as provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Issuer to offer to repurchase the Notes upon certain change of control events.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Base Indenture and the Second Supplemental Indenture (including the form of Notes) which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-257883) filed by the Issuer and the Guarantor. Opinions of counsel for the Issuer and the Guarantor are filed as Exhibits 5.1 and 5.2 to this Current Report on Form 8-K, respectively.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated as of September 2, 2020, among Royalty Pharma plc, Royalty Pharma Holdings Ltd. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249454), filed with the SEC on October 13, 2020).

4.2	Second Supplemental Indenture, dated as of July 26, 2021, Royalty Pharma plc, Royalty Pharma Holdings Ltd. and Wilmington Trust, National Association, as Trustee.

4.3	Form of 2.150% Senior Notes due 2031 (included in Exhibit 4.2 hereto).

4.4	Form of 3.350% Senior Notes due 2051 (included in Exhibit 4.2 hereto).

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

5.2	Opinion of Davis Polk & Wardwell London LLP with respect to certain matters of English law.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.2).

Exhibit 104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2021

ROYALTY PHARMA PLC

By:	/s/ Pablo Legorreta
Pablo Legorreta
Chief Executive Officer